ARTICLES OF AMENDMENT AND CERTIFICATE
        OF ADOPTION OF RESTATED ARTICLES OF INCORPORATION
                               OF
                    THE MONTANA POWER COMPANY

     Pursuant to Sections 35-1-209 and 35-1-213, M.C.A., the undersigned corporation hereby makes the following statement:
     FIRST:  The name of the corporation is THE MONTANA POWER
COMPANY.
     SECOND: The annexed Restated Articles of Incorporation of THE MONTANA POWER COMPANY were adopted by the shareholders on May 10, 1988.
     THIRD: The number of shares outstanding, and the number of shares of each class entitled to vote thereon was:
                 Class                     No. of Shares

               Common                        23,750,936
               Preferred                      1,419,589

                 Total                       24,170,525

     FOURTH: (a) The number of shares voted for and against the Restatement of the Articles of Incorporation was:
                                            No. Voted Against
                 No. Voted for Restated     Restated Articles
   Class       Articles of Incorporation    of Incorporation

All Classes           19,901,320                 755,210

No class of shares is entitled to vote as a class on the Restatement of the Articles of Incorporation.
     (b) The number of shares voted for and against the Amendment to the Articles of Incorporation adding a new
Article VI, relating to the liability of Directors, and renumbering the existing Article VI and those following was:

                     No. Voted for          No. Voted Against
   Class             the Amendment            the Amendment

All Classes            19,901,320                755,210

No class of shares is entitled to vote as a class on the Amendment to the Articles of Incorporation.
     FIFTH: Neither the Restated Articles of Incorporation nor the Amendment to the Articles of Incorporation provide for an exchange, reclassification or cancellation of issued shares.

DATED:  June 10, 1988



                              THE MONTANA POWER COMPANY


                              By ___________________________
                                 Vice President
(SEAL)


                              By ___________________________
                                 Assistant Secretary



STATE OF MONTANA      )
                      )  ss.
County of Silver Bow  )

     I, the undersigned Notary Public, do hereby certify that on this 10th day of June 1988, personally appeared before me John Carl, who, being by me first duly sworn, declared that he is a Vice President of THE MONTANA POWER COMPANY, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.



                              ______________________________
                              Notary Public for the State of
(SEAL)                          Montana
                              Residing at Butte, Montana
                              My Commission expires ________

120\94048C01
                      ARTICLES OF AMENDMENT
                             to the
                               of
                    THE MONTANA POWER COMPANY

     Pursuant to the provisions of Section 35-1-209, MCA, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.
     FIRST:  The name of the corporation is THE MONTANA POWER
COMPANY.
     SECOND: The following amendment to its Articles of Incorporation was adopted by the shareholders of the corporation on May 8, 1990, in the manner prescribed by the Montana Business Corporation Act.
     The first paragraph of Article VI of the Restated Articles of Incorporation of the corporation is amended to read as follows:

          "The aggregate number of shares which the corporation has authority to issue is 125,000,000 shares without nominal or par value, consisting of 5,000,000 Preferred shares and 120,000,000 Common shares."


     THIRD: The number of Common shares of the corporation outstanding at the time of such adoption was 49,613,012 Common shares having no par value; and the number of such shares entitled to vote thereon was 49,456,153. The number of Preferred shares of the corporation outstanding at the time of such adoption was 1,419,589 Preferred shares having no par value; and the number of such shares entitled to vote thereon was 1,419,589.
     FOURTH: The vote to increase the number of authorized Common shares was as follows:
                                  For              Against
          Common              39,015,717          2,267,098
          Preferred            1,074,899             54,306

            Total             40,090,616          2,321,404


DATED:  May 15, 1990

                              THE MONTANA POWER COMPANY



                              Vice President


(SEAL)

                              Assistant Secretary


STATE OF MONTANA     )
                     )ss.
County of Silver Bow )

     I, the undersigned Notary Public, do hereby certify that on this 15th day of May 1990, personally appeared before me John Carl, who, being by me first duly sworn, declared that he is a Vice President of THE MONTANA POWER COMPANY, that he signed the foregoing document as Vice President of the Corporation, and that the statements therein contained are true.


                           Notary Public for the State of Montana
(SEAL)                     Residing at Butte, Montana
                           My Commission expires

120\94049H01
                 ARTICLES OF AMENDMENT

                        to  the

          RESTATED ARTICLES OF INCORPORATION

                          of

               THE MONTANA POWER COMPANY


     Pursuant to the provisions of Section 35-1-619, Montana Code Annotated, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation.
     FIRST:    The name of the corporation is THE MONTANA POWER
COMPANY.
     SECOND:   On August 24, 1993 and October 26, 1993, the Board
of Directors of the corporation established and designated a Fourth Series of Preferred Stock, determining with respect to such Series the dividend rate, periods and payment dates, the redemption prices and the amount to be paid in the event of liquidation, dissolution or winding up of the affairs of the corporation or any distribution of its capital, and authorized the amendment to the Restated Articles of Incorporation set forth below under THIRD.
     THIRD:    The text of the amendment so authorized is as
follows, and will be inserted as a new, undesignated subparagraph at the end of Section (a) of Article VII of the Restated Articles of Incorporation:
     Fourth Series
          The Fourth Series of Preferred Stock of the Company (the "Fourth Series"), consists of 500,000 shares designated as "Preferred Stock, $6.875 Series," and has the relative rights, preferences and limitations as set forth in these Restated Articles of Incorporation, and as follows:
          (A) The dividend rate for the Fourth Series shall be $6.875 per share per annum; quarterly periods ending January 31, April 30, July 31, and October 31 of each year hereby are established as the regular dividend periods for the shares of such Series and dividends for such periods shall be payable, in arrears, on February 1, May 1, August 1, and November 1 of each year; provided, however, the first dividend shall be payable, in arrears, on February 1, 1994, for the period from the date of the original issue through January 31, 1994; and dividends on shares of the Fourth Series shall be cumulative from the date of original issue;
          (B) The shares of the Fourth Series shall not be redeemable prior to November 1, 2003; the shares shall be redeemable, at the option of the Company, in whole or in part, at any time upon not less than thirty (30) days' notice, on and after November 1, 2003, at the redemption prices per share set forth below, plus, in each case, accumulated but unpaid dividends to the date of redemption:



              Redemption Period                Price

     November 1, 2003 to October 31, 2004    $103.438
     November 1, 2004 to October 31, 2005    $103.094
     November 1, 2005 to October 31, 2006    $102.750
     November 1, 2006 to October 31, 2007    $102.406
     November 1, 2007 to October 31, 2008    $102.063
     November 1, 2008 to October 31, 2009    $101.719
     November 1, 2009 to October 31, 2010    $101.375
     November 1, 2010 to October 31, 2011    $101.031
     November 1, 2011 to October 31, 2012    $100.688
     November 1, 2012 to October 31, 2013    $100.344
     November 1, 2013 and thereafter         $100.000

          (C) The amount which shall be paid to the holders of shares of the Fourth Series in the event of any liquidation, dissolution or winding up of the affairs of the Company or any distribution of its capital, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, shall be $100 per share, plus accumulated but unpaid dividends.

     FOURTH:   Shareholder approval of these Articles of
Amendment is not required.

DATED:    October 26, 1993.

                              THE MONTANA POWER COMPANY



                              _____________________________
                              Vice President and Secretary
(SEAL)


                              ____________________________
                                   Assistant Secretary




STATE OF MONTANA         )
                         ) ss.
County of Silver Bow     )

     I, the undersigned, Notary Public, do hereby certify that on this 26th day of October, 1993, personally appeared before me P.
K. Merrell, who, being by me first duy sworn, declared that she is Vice President and Secretary of THE MONTANA POWER COMPANY, that she signed the foregoing document as Vice President and Secretary of the corporation, and that the statements therein contained are true.

    (SEAL)
                         ______________________________________
                         Notary Public for the State of Montana
                              Residing at Butte, Montana
                         My Commission expires 10/29/94.


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